UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  January 18, 2022
(Date of earliest event reported)

GABBIT CORP.
(Exact name of registrant as specified in its charter)

nevada	000-56314	37-1790061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9130 South Dadeland Blvd., Suite 1528

Miami, FL 33156

(Address of principal executive offices and zip code)

1-888-679-3350
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(G) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2022, Gabbit Corp., a Nevada corporation ("Gabbit") entered into a Stock Purchase, Loan and Security Agreement Binding Term Sheet (the "Term Sheet "), by and among Gabbit and Odlum Data Investments LLC, a Delaware limited liability company (“Odlum”), pursuant to which Gabbit agreed to issue shares of common stock representing eighty percent (80%) of the total outstanding shares of Gabbit on a fully diluted basis, to Odlum in exchange for the issuance of $10,000,000.00 USD in debt in the form of a letter of credit (the “Loan”) made by Odlum for the benefit of Gabbit, to be used by Gabbit exclusively for the purchase of Bitcoin mining hardware, to pay Odlum’s legal and other expenses related to the Loan, and for other purposes determined by the Gabbit Board of Directors.

The Loan accrues interest at 6.5% per annum, is secured by a first lien on all Gabbit’s current and future assets, including but not limited to, the Bitcoin mining hardware to be purchased with the proceeds of the Loan. The Loan matures on the earlier of the six-month anniversary of the Loan, an equity or debt refinancing or change of control of Gabbit, with all accrued interest, together with principal being due and payable at maturity.

Under the terms of the Term Sheet in consideration for the Loan, Gabbit has agreed to issue to Odlum (and certain of his designees) 16,000,000 shares of Gabbit’s common stock, par value $0.001.

The parties expect to enter a definitive agreement which contains representations and warranties customary for transactions of this type, including repayment terms, grant of liens and security interests in Gabbit assets, anti-dilution provisions for Gabbit shareholders, other than Odlum and representations and warranties by Odlum and Gabbit.

In addition, on January 18, 2022, Messrs. Adam Laufer and Nader Panahpour resigned as co-CEOs of Gabbit and Mr. Pavan Charan, resigned as CFO of Gabbit and as a member of Gabbit’s Board of Directors. Contemporaneous with Messrs. Laufer, Panahpour and Charan’s resignations and in accordance with Nevada Revised Statues (NRS) sec.78.335, Mr. Andrew Dover was appointed as CEO of Gabbit and as chairman of Gabbit’s Board of Directors.

In connection with the issuance of Gabbit shares to Odlum, Mr. Laufer shall cancel certain shares owned by him personally, to effect the agreed upon ownership structure of Gabbit.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and subsequent to the Loan by and between Gabbit and Odlum and contemporaneous to Messrs. Laufer and Panahpour’s resignation as co-CEO’s of Gabbit and Mr. Charan’s resignation as CFO and from Gabbit’s Board of Directors. The Gabbit Board of Directors in accordance with Nevada Revised Statues (NRS) sec.78.335, appointed Andrew Dover, President and Chief Executive Officer of Gabbit and as Chairman of Gabbit’s the Board of Directors.

Andrew Dover. Mr. Dover is the founder and managing partner of Odlum Capital, where he is responsible for setting the firm's global asset strategy and managing the firm. Since founding Odlum Capital, Mr. Dover has also founded the Appalachian EB-5 Regional Center, an economic development program. Prior to founding Odlum, Mr. Dover was the CEO of the Joe Torre Foundation in New York City. Before his tenure at the foundation, he served as a senior vice-president at UBS. He started his investment career at Merrill Lynch. Mr. Dover holds a BA in Philosophy from Yale University, an MPA from Harvard University's John F. Kennedy School of Government, and a Diploma in Organizational Leadership from the University of Oxford. In addition, he was a Fellow of the Center for Social Innovation (CSI) at the Stanford

Family Relationships

There are no familial relationships between Mr. Dover and Messrs. Laufer, Nader and or Mr. Charan

Transactions with Related Persons, Promoters and Certain Control Persons

Other than with respect to the transactions disclosed herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our average total assets for the last two fiscal years, and in which, to our knowledge, with Messrs.

There are presently no material plans, contracts or arrangements (whether or not written) that provide for any grant or award to Mr. Dover or any of the registrant's officers or directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABBIT CORP.

By:	/s/ Adam Laufer
Adam Laufer
Chief Executive Officer

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